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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
INTERCO INCORPORATED:

  We consent to the use of our report included and incorporated by reference in the registration statement and to the reference to our firm under the heading "Experts" in the prospectus.

  Our report dated January 31, 1995 contains an explanatory paragraph that describes the adoption of fresh start reporting principles and refers to changes in accounting for postretirement benefits and income taxes.

                                        KPMG Peat Marwick LLP

St. Louis, Missouri
January 16, 1996
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                                                                 EXHIBIT 23.1-2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Thomasville Furniture Industries, Inc.:

  We consent to the incorporation by reference in the registration statement on Form S-3 of INTERCO INCORPORATED of our report dated January 20, 1995, except as to note 1, which is as of April 7, 1995, with respect to the consolidated balance sheets of Thomasville Furniture Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Form 8-K/A-1 of INTERCO INCORPORATED dated January 16, 1996 and to the reference to our firm under the heading "Experts" in the Prospectus.

  Our report refers to changes in accounting for postemployment benefits, postretirement benefits and income taxes.

                                        KPMG Peat Marwick LLP

Greensboro, North Carolina
January 16, 1996

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